Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-107491 and 333-7166) pertaining to the QIAGEN N.V. 1996 Employee, Director and Consultant Stock Option Plan of our report dated February 11, 2005, with respect to the consolidated financial statements and schedule of QIAGEN N.V. included in the Annual Report (Form 20-F) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

McLean, Virginia

April 14, 2005